UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2009

SUNERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52767
(Commission File Number)

N/A
(IRS Employer Identification No.)

8711 E. Paraiso Dr. Scottsdale, AZ  85255
(Address of principal executive offices and Zip Code)

602.740.1132
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 11, 2009, Purnendu K. Medhi was elected a director of our company.

Purnendu K. Medhi, is a principal of Minerals Management International, a cooperative of mining professionals that provides comprehensive mining management services and technical support internationally to mineral industry and financial institutions. He also serves as Chairman of the Board of Governors of the Arizona Department of Mines and Mineral Resources and Trustee of the Boards of the Mining Foundation of the Southwest and AIPG Foundation. Mr. Medhi retired from Cyprus Amax Minerals Company in 1994 after 28 years of service in order to start his own consulting practice. At Cyprus he held various senior technical and management positions including general manager of several of its operating divisions where he participated in many of the industrial mineral, base metal and gold discoveries and mine development projects and played a key role in developing roasting, leaching and SX-EW technology. Mr. Medhi holds a Masters of Science degree from the University of Arizona and is a Registered Mining and Engineering Geologist in the states of Arizona and Oregon and a Certified Professional Geologist with the American Institute of Professional Geologists. He is also an adjunct professor of mining technology and geology with community colleges of Arizona

Our board of directors now consists of Christian Brule, George Polyhronopolous, Joseph Guerrero and Purnendu Mhedhi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC.

/s/“Joseph Guerrero” Joseph B. Guerrero President and Director

March _11___, 2009